Exhibit 15


January 20, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that AlliedSignal Inc. has incorporated by reference our reports dated April 24, 1997, July 25, 1997 and October 27, 1997
(issued pursuant to the provisions of Statement on Auditing Standards
No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about January 20, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse LLP